Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Report”) of NRDC Acquisition Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Richard A. Baker, the Chief Executive Officer and Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Richard A. Baker
Name:	Richard A. Baker (Chief Executive Officer and Principal Financial Officer)
Date:	December 3, 2007